Exhibit 10.39

Performance Based Restricted Stock Award Terms

under the

ACE Limited 2004 Long-Term Incentive Plan

The Participant has been granted a Performance Based Restricted Stock Award by ACE Limited (the “Company”) under the ACE Limited 2004 Long-Term Incentive Plan (the “Plan”). The Performance Based Restricted Stock Award for which the Grant Date occurs in 2006 and any associated Premium Award shall be subject to the following Performance Based Restricted Stock Award Terms:

1. Terms of Award. The following words and phrases used in these Performance Based Restricted Stock Award Terms shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is , who is the individual recipient of the Performance Based Restricted Stock Award on the specified Grant Date.

(b)	The “Grant Date” is [Insert Date].

(c)	The number of “Covered Performance Shares” is , which is 25% of that portion of the Participant’s annual Long-Term Incentive Award which is granted in the form of restricted shares for the year in which the Grant Date occurs, as reflected in the corporate records and shown in the Record-Keeping System in the Participant’s individual account records.

Other words and phrases used in these Performance Based Restricted Stock Award Terms are defined pursuant to paragraph 10 or elsewhere in these Performance Based Restricted Stock Award Terms.

2. Restricted Period. Subject to the limitations of these Performance Based Restricted Stock Award Terms, the “Restricted Period” for each Installment of Covered Performance Shares of the Performance Based Restricted Stock Award shall begin on the Grant Date and end as described below (but only if the Date of Termination has not occurred before the end of the Restricted Period):

(a)	The Restricted Period shall end with respect to one quarter (1/4) of the Covered Performance Shares (the “First Installment”) on the one-year anniversary of the Grant Date if the Performance Goal has been satisfied for the measurement period beginning on the Grant Date and ending on such one-year anniversary (the “First Installment Primary Performance Measurement Period”). If the Performance Goal with respect to the First Installment Primary Performance Measurement Period has not been satisfied on the one-year anniversary of the Grant Date, then the Restricted Period for the First Installment shall end on the earliest of the two-year, three-year, or four-year anniversary of the Grant Date on which the Performance Goal has been satisfied for the measurement period beginning on the Grant Date and ending on such two-year, three-year, or four-year anniversary date, as applicable (any such later measurement period referred to herein as the “First Installment Secondary Performance Measurement Period”).

(b)	The Restricted Period shall end with respect to one quarter (1/4) of the Covered Performance Shares (the “Second Installment”) on the two-year anniversary of the Grant Date if the Performance Goal has been satisfied for the measurement period beginning on the one-year anniversary of the Grant Date and ending on the two-year anniversary of the Grant Date (the “Second Installment Primary Performance Measurement Period”). If the Performance Goal has not been satisfied with respect to the Second Installment Primary Performance Measurement Period on the two-year anniversary of the Grant Date, then the Restricted Period for the Second Installment shall end on the earlier of the three-year anniversary or the four-year anniversary of the Grant Date on which the Performance Goal has been satisfied for the measurement period beginning on the one-year anniversary of the Grant Date and ending on such three-year or four-year anniversary date, as applicable (any such later measurement period referred to herein as the “Second Installment Secondary Performance Measurement Period”).

(c)	The Restricted Period shall end with respect to one quarter (1/4) of the Covered Performance Shares (the “Third Installment”) on the three-year anniversary of the Grant Date if the Performance Goal has been satisfied for the measurement period beginning on the two-year anniversary of the Grant Date and ending on the three-year anniversary of the Grant Date (the “Third Installment Primary Performance Measurement Period”). If the Performance Goal has not been satisfied with respect to the Third Installment Primary Performance Measurement Period on the three-year anniversary of the Grant Date, then the Restricted Period for the Third Installment shall end on the four-year anniversary of the Grant Date if the Performance Goal has been satisfied for the measurement period beginning on the two-year anniversary of the Grant Date and ending on the four-year anniversary date (such later measurement period referred to herein as the “Third Installment Secondary Performance Measurement Period”).

(d)	The Restricted Period shall end with respect to one quarter (1/4) of the Covered Performance Shares (the “Fourth Installment”) on the four-year anniversary of the Grant Date if the Performance Goal has been satisfied for the measurement period beginning on the three-year anniversary of the Grant Date and ending on the four-year anniversary of the Grant Date (which measurement period shall be both the “Fourth Installment Primary Performance Measurement Period” and the “Fourth Installment Secondary Performance Measurement Period”).

Notwithstanding the foregoing provisions of this paragraph 2, the Restricted Period with respect to any Installment shall end only upon the Committee’s certification that the Performance Goal with respect to such Installment for the applicable Performance Measurement Period has been satisfied. Also notwithstanding the foregoing provisions of this paragraph 2, if a Change in Control occurs both (i) on or before the Date of Termination and (ii) when the Restricted Period for one or more Installments of Covered Performance Shares has not previously occurred, the Restricted Period for such Installments shall end upon the Change in Control.

3. Transfer and Forfeiture of Shares. The transfer and forfeiture of Installments of the Covered Performance Shares shall be subject to the following:

(a)	Except as otherwise determined by the Committee in its sole discretion, the Participant shall forfeit any Installment of the Covered Performance Shares as of the Participant’s Date of Termination, if such Date of Termination occurs prior to the end of the Restricted Period which applies to such Installment.

(b)	The Participant shall forfeit on the four-year anniversary of the Grant Date each Installment of the Covered Performance Shares for which the Restricted Period has not ended on or prior to such four-year anniversary date, as a result of the Performance Goals not having been met during any Performance Measurement Period applicable to such Installment or otherwise.

(c)	If the Participant’s Date of Termination has not occurred prior to the last day of the Restricted Period with respect to any Installment of the Covered Performance Shares, then, at the end of such Restricted Period, that Installment of Covered Performance Shares shall be transferred to the Participant free of all restrictions.

4. Premium Award. If the Cumulative Performance of ACE Limited during the period beginning on the Grant Date and ending on the four-year anniversary of the Grant Date (the “Premium Award Performance Measurement Period”) satisfies the criteria described below, then the Participant shall be entitled to a “Premium Award” on the four-year anniversary of the Grant Date, which Premium Award shall be separate from the associated Performance Based Restricted Stock Award and shall consist of the number of additional shares of Stock described below:

(a)	If the Cumulative Performance of ACE Limited exceeds the 75th percentile of the Cumulative Performance of the Peer Companies during the Premium Award Performance Measurement Period, then the Participant shall be entitled to additional shares of Stock equal to 100% of that number of Covered Performance Shares for which the Restricted Period ended on or before the four-year anniversary of the Grant Date.

(b)	If the Cumulative Performance of ACE Limited exceeds the 65th percentile of the Cumulative Performance of the Peer Companies during the Premium Award Performance Measurement Period, then the Participant shall be entitled to additional shares of Stock equal to 50% of that number of Covered Performance Shares for which the Restricted Period ended on or before the four-year anniversary of the Grant Date.

(c)	If the Cumulative Performance of ACE Limited exceeds the 65th percentile but is less than the 75th percentile of the Cumulative Performance of the Peer Companies during the Premium Award Performance Measurement Period, then the Participant shall be entitled to additional shares of Stock equal to a percentage of the Covered Performance Shares for which the Restricted Period ended on or before the four-year anniversary of the Grant Date; which percentage shall be between 50% and 100%, based on an interpolation of the ACE Limited Cumulative Performance falling between the 65th percentile and 75th percentile of the Cumulative Performance of the Peer Companies during the Premium Award Performance Measurement Period.

(d)	If the Cumulative Performance of ACE Limited is equal to or below the 65th percentile of the Cumulative Performance of the Peer Companies during the Premium Award Performance Measurement Period, then the Participant shall be entitled to no additional shares of Stock under this paragraph 4.

Notwithstanding the foregoing provisions of this paragraph 4, a Participant shall be entitled to a Premium Award only upon the Committee’s certification that the requisite Cumulative Performance has been achieved during the applicable Premium Award Performance Measurement Period. Shares of Stock awarded as a Premium Award, if any, shall be transferred to the Participant as soon as practicable following the end of the Premium Award Performance Measurement Period. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Participant shall have no right with respect to shares of Stock which may be awarded as a Premium Award under this paragraph 4 until such shares are actually delivered to the Participant.

5. Withholding. All deliveries and distributions under these Performance Based Restricted Stock Award Terms are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6. Transferability. Except as otherwise provided by the Committee, the Performance Based Restricted Stock Award may not be sold, assigned, transferred, pledge or otherwise encumbered during the Restricted Period.

7. Dividends. The Participant shall not be prevented from receiving dividends and distributions paid on the Covered Performance Shares of Performance Based Restricted Stock merely because those shares are subject to the restrictions imposed by these Performance Based Restricted Stock Award Terms and the Plan; provided, however that no dividends or distributions shall be payable to or for the benefit of the Participant with respect to record dates for such dividends or distributions for any Covered Performance Shares occurring on or after the date, if any, on which the Participant has forfeited those shares; nor shall any dividends or distributions be paid to or for the benefit of the Participant with respect to any shares of Stock awarded as a Premium Award if the record date for such dividends or distributions occurs prior to the date on which such shares of Stock are transferred to the Participant as a Premium Award.

8. Voting. The Participant shall not be prevented from voting the Performance Based Restricted Stock Award merely because those shares are subject to the restrictions imposed by these Performance Based Restricted Stock Award Terms and the Plan; provided, however, that the Participant shall not be entitled to vote Covered Performance Shares with respect to record dates for any Covered Performance Shares occurring on or after the date, if any, on which the Participant has forfeited those shares; nor shall the Participant be entitled to vote any shares of Stock which may be awarded as a Premium Award if the record date for entitlement to voting occurs prior to the date on which such shares of Stock are transferred to the Participant as a Premium Award.

9. Deposit of Performance Based Restricted Stock Award. Each certificate issued in respect of the Covered Performance Shares awarded under these Performance Based Restricted Stock Award Terms shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee.

10. Definitions. For purposes of these Performance Based Restricted Stock Award Terms, words and phrases shall be defined as follows:

(a)	Change in Control. The term “Change in Control” shall be defined as set forth in the Plan.

(b)	Cumulative Performance. The term “Cumulative Performance” means, as to ACE Limited or the Peer Companies, the growth in tangible book value per common shares outstanding as reported under GAAP for ACE Limited or the Peer Companies during the Premium Award Performance Measurement Period beginning on the Grant Date and ending on the fourth anniversary of the Grant Date. The Committee, in its discretion, may adjust the reported tangible book value for ACE Limited or the Peer Companies for any Premium Award Performance Measurement Period; provided, however, that no such adjustment may result in an increase in the number of shares awarded as a Premium Award (as described in paragraph 4) over the number of shares of Stock that would have been awarded as a Premium Award had the reported tangible book value for either ACE Limited or the Peer Companies not been adjusted.

(c)	Date of Termination. A Participant’s “Date of Termination” means, with respect to an employee, the date on which the Participant’s employment with the Company and the Subsidiaries terminates for any reason, and with respect to a Director, the date immediately following the last day on which the Participant serves as a Director; provided that a Date of Termination shall not be deemed to occur by reason of a Participant’s transfer of employment between the Company and a Subsidiary or between two Subsidiaries; further provided that a Date of Termination shall not be deemed to occur by reason of a Participant’s cessation of service as a Director if immediately following such cessation of service the Participant becomes or continues to be employed by the Company or a Subsidiary, nor by reason of a Participant’s termination of employment with the Company or a Subsidiary if immediately following such termination of employment the Participant becomes or continues to be a Director; and further provided that a Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.

(d)	Director. The term “Director” means a member of the Board, who may or may not be an employee of the Company or a Subsidiary.

(e)	Peer Companies. The term “Peer Companies” means those companies listed in the S&P 500 Property Casualty Index (excluding ACE Limited) on the last day of a Performance Measurement Period for which financial information is available for all year(s) in such Performance Measurement Period.

(f)	Performance Goal. The term “Performance Goal” for any Primary Performance Measurement Period or Secondary Performance Measurement Period means the achievement by ACE Limited of growth in tangible book value per common shares outstanding as reported under GAAP during such Performance Measurement Period, which growth exceeds the median growth in tangible book value per common shares outstanding as reported under GAAP during the same Performance Measurement Period by the Peer Companies. The Committee, in its discretion, may adjust the reported tangible book value for ACE Limited or the Peer Companies for any Primary Performance Measurement Period or Secondary Performance Measurement Period; provided, however, that no such adjustment may result in an increase in the number of Covered Performance Shares which are earned and vested at the end of any such Performance Measurement Period over the number of Covered Performance Shares that would have been earned and vested had the reported tangible book value for either ACE Limited or the Peer Companies not been adjusted.

(g)	Performance Measurement Period. The term “Performance Measurement Period” shall mean the Primary Performance Measurement Period or the Secondary Performance Measurement Period, as applicable, with respect to an Installment of Covered Performance Shares; and shall mean the Premium Award Performance Measurement Period with respect to a Premium Award.

11. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in these Performance Based Restricted Stock Award Terms.

12. Heirs and Successors. These Performance Based Restricted Stock Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any benefits deliverable to the Participant under these Performance Based Restricted Stock Terms have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of these Performance Based Restricted Stock Terms and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under these Performance Based Restricted Stock Terms, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

13. Administration. The authority to manage and control the operation and administration of these Performance Based Restricted Stock Award Terms shall be vested in the Committee, and the Committee shall have all powers with respect to these Performance Based Restricted Stock Award Terms as it has with respect to the Plan. Any interpretation of these Performance Based Restricted Stock Award Terms by the Committee and any decision made by it with respect to these Performance Based Restricted Stock Award Terms are final and binding on all persons.

14. Plan and Corporate Records Govern. Notwithstanding anything in these Performance Based Restricted Stock Award Terms to the contrary, these Performance Based Restricted Stock Award Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and these Performance Based Restricted Stock Award Terms are subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Notwithstanding anything in the Performance Based Restricted Stock Terms to the contrary, in the event of any discrepancies between the corporate records regarding this award and the Record-Keeping System, the corporate records shall control.

15. Not An Employment Contract. The Performance Based Restricted Stock Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

16. Notices. Any written notices provided for in these Performance Based Restricted Stock Award Terms or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

17. Fractional Shares. In lieu of issuing a fraction of a share, resulting from an adjustment of the Performance Based Restricted Stock Award pursuant to paragraph 5.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

18. Amendment. These Performance Based Restricted Stock Award Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

ACE LIMITED

By:
Its: